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                         Independent Auditor's Consent


The Board of Directors
K.R Industrial Service of Alabama, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-3 (File No. 333-3369) of our report dated August 9, 1996, relating to the balance sheets of K.R Industrial Service of Alabama, Inc. as of December 31, 1995 and December 31, 1994, and the related statements of income, stockholders' equity, and cash flows, and related schedule for the years then ended.

                                                 /s/ COOPER, SHUFFIELD & COMPANY

                                                 COOPER, SHUFFIELD & COMPANY



Little Rock, Arkansas
September 10, 1996